PROMISSORY NOTE


$350,000                                                      New York, New York
                                                                December 1, 2006

      National Investment Managers Inc., a Florida corporation (the "Maker"), for value received, hereby promises to pay to Charles N. McLeod and Mary H. McLeod (the "Holder"), the principal sum of Three Hundred and Fifty Thousand ($350,000) (the "Principal") Dollars in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, which shall be payable on February 1, 2009; provided, however, the Principal may be adjusted pursuant to Section 2.3 of the Stock Purchase Agreement entered by and between National Investment Managers Inc., National Actuarial Pension Services, Inc., Charles N. McLeod and Mary McLeod dated December 1, 2006 (the "Stock Purchase Agreement"). Maker further promises to pay interest on the unpaid principal balance hereof at the rate of six percent (6%) per annum, principal and interest on the outstanding balance to be paid annually. Interest shall be calculated on the basis of a 360 day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York.

      This Note can be prepaid in whole or in part at any time without the consent of the Holder provided that Maker shall pay all accrued interest on the principal so prepaid to date of such prepayment.

      The entire unpaid principal balance of this Note and interest accrued with respect thereto shall be immediately due and payable upon the occurrence of any of the following (each, an "Event of Default"):

      a. Application for, or consent to, the appointment of a receiver, trustee or liquidator for Maker or of its property;

      b. Admission in writing of the Maker's inability to pay its debts as they mature;

      c. General assignment by the Maker for the benefit of creditors;

      d. Filing by the Maker of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors;

      e. Entering against the Maker of a court order approving a petition filed against it under the federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 60 days; or

      f. Default in the payment of the principal or accrued interest on this Note, when and as the same shall become due and payable, whether by acceleration or otherwise, which such default has not been cured within thirty (30) of the Holder notifying the Maker in writing of such default;

      g. Within  thirty (30) days of the  occurrence  of an event  described  in
Section 2.5 of the Stock Purchase Agreement..

      If default is made in the payment of this Note on the date on which all principal and accrued interest on the Note shall become due and payable pursuant to the terms hereof, whether by scheduled maturity or by acceleration, and the same is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, Maker agrees to pay to the owner and holder of this Note a reasonable amount as attorney's or collection fees.

      All rights and remedies available to the Holder pursuant to the provisions of applicable law and otherwise are cumulative, not exclusive and enforceable alternatively, successively and/or concurrently after default by Maker pursuant to the provisions of this Note.

      This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by the party to be charged.

      This Note shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors, endorsees or assigns of the Maker and inure to the benefit of the Holder, its successors, endorsees and assigns.

      The Maker hereby irrevocably consents to the jurisdiction of the courts located in New York City, in the State of New York and the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of or relating to this Note. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                       NATIONAL INVESTMENT MANAGERS INC.



                                       By: /s/Leonard Neuhaus
                                           -----------------------------
                                       Name:  Leonard Neuhaus
                                       Title: CFO/COO

                                  Page 2 of 2